PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO	PROXY VOTING OPTIONS
MATTER HOW MANY SHARES	1. MAIL your signed and voted proxy back in
YOU OWN. PLEASE CAST YOUR	the postage paid envelope provided
PROXY VOTE TODAY!
2. ONLINE at vote.proxyonline.com using your
proxy control number found below

SHAREHOLDER’S REGISTRATION PRINTED HERE	3. By PHONE when you dial toll-free 1-888-
227-9349 to reach an automated touchtone
***BOXES FOR TYPSETTING PURPOSES ONLY***	voting line

THIS BOX AND BOX ABOVE ARE NOT PRINTED ON ACTUAL
PROXY BALLOTS. THEY IDENTIFY LOCATION OF WINDOWS ON	CONTROL NUMBER 12345678910
OUTBOUND 9X12 ENVELOPES.

Guggenheim Strategic Opportunities Fund
(“GOF” or the “Fund”)
PROXY FOR A JOINT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 24, 2021
The undersigned hereby revokes all previous proxies for his/her shares of the Fund and appoints Amy J. Lee, Mark E. Mathiasen and Michael P. Megaris, or any of them, proxies, each with full power of substitution, to vote and act with respect to all shares which the undersigned is entitled to vote at the Joint Special Meeting of Shareholders scheduled to be on August 24, 2021 at ___00 a.m. Central Time (with any postponements, adjournments or delay thereof, the “Meeting”) upon the matters set forth on the reverse side (the “Proposals”) and instructs them to vote upon any other matters that may properly be acted upon at the Meeting.
The Joint Special Meeting of Shareholders will be held virtually and shareholders interested in attending should send an email to attendameeting@astfinanical.com requesting credentials to attend the virtual meeting.

Important Notice Regarding the Availability of Proxy Materials for this Joint Special Meeting of Shareholders to Be Held on August 24, 2021. The proxy statement for this meeting is available at:
https://vote.proxyonline.com/guggenheim/docs/2021.pdf

PROXY CARD
[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

Guggenheim Strategic Opportunities Fund (“GOF” or the “Fund”)

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE
COUNTED. The signer(s) acknowledges receipt with this Proxy
Statement of the Board of Trustees. Your signature(s) on this should be	SIGNATURE (AND TITLE IF APPLICABLE)	DATE
exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full
title and capacity in which they are signing.	SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” each Proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ discretion as to any other matters that may arise at the Joint Special Meeting.
THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN
1(C).	Approval of an Agreement and Plan of Merger between Guggenheim Enhanced Equity
	Income Fund (“GPM”) and GOF, which would effect the merger of GPM with and into	☐	☐	☐
GOF, including the issuance of additional common shares of beneficial interest of
GOF.
1(D).	Approval of an Agreement and Plan of Merger between Guggenheim Credit Allocation
	Fund (“GGM”) and GOF, which would effect the merger of GGM with and into GOF,	☐	☐	☐
including the issuance of additional common shares of beneficial interest of GOF.

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]